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                                                                      EXHIBIT 23




                       CONSENT OF KPMG PEAT MARWICK LLP



We consent to the inclusion of our report dated May 5, 1998 relating to the balance sheet of Tandem Research Associates, Inc. as of December 31, 1997 and the related statements of operations and retained earnings and cash flows for the year then ended, which report appears in the Form 8-K/A of Market Facts, Inc. dated March 31, 1998.



                                     KPMG Peat Marwick LLP
New York, New York
June 11, 1998